Exhibit 99.3

CONSENT OF J.P. MORGAN SECURITIES ASIA PTE. LIMITED

We hereby consent to (i) the use of our opinion letter dated February 18, 2005 to the Board of Directors of UFJ Holdings, Inc. (the “Company”) included in Annex I to the Prospectus relating to the proposed merger of the Company with Mitsubishi Tokyo Financial Group, Inc. and (ii) the references to such opinion in such Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the registration statement of which such Prospectus forms a part within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES ASIA PTE. LIMITED

By:	/s/ Inkyo Shu
Name: Inkyo Shu Title: Managing Director

April 5, 2005

CONSENT OF J.P. MORGAN SECURITIES ASIA PTE. LIMITED

We hereby consent to (i) the use of our opinion letter dated April 20, 2005 to the Board of Directors of UFJ Holdings, Inc. (the “Company”) included in Annex I to the Prospectus relating to the proposed merger of the Company with Mitsubishi Tokyo Financial Group, Inc. and (ii) the references to such opinion in such Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the registration statement of which such Prospectus forms a part within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. Morgan Securities Asia Pte. Limited

By:	/S/ INKYO SHU
Name: Inkyo Shu Title: Managing Director

April 28, 2005